UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 27, 2016, we entered into an amendment (the “Amendment”) to the Consulting Agreement, dated September 3, 2015 (the “Consulting Agreement”), between us and Wendy S. Johnson, our Interim Chief Operating Officer. In accordance with the Amendment, Ms. Johnson will continue to receive monthly consulting fees for the services provided to the Company during the consulting period. In addition, Ms. Johnson is eligible for an additional cash payment of $100,000 for contributions made during fiscal year 2016, with such payment subject to and payable upon the achievement of a specified clinical milestone by December 31, 2016. The term of the Consulting Agreement, as amended, will expire on December 31, 2016 unless extended by mutual written agreement of the parties.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Amendment to Consulting Agreement, dated September 27, 2016, by and between the Registrant and Wendy S. Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Consulting Agreement, dated September 27, 2016, by and between the Registrant and Wendy S. Johnson.